Exhibit 10.15

Form F-1 filed on March 25, 2019

File No. 333-230484

Division of Corporation Finance

Office of Healthcare & Insurance

Securities and Exchange Commission

Washington, D.C. 20549

Dear Madam/Sir:

We note the receipt by BiondVax Pharmaceuticals Ltd. (the “Company”), an Israeli company, of the comment letter (the “Comment Letter”) dated April 5, 2019 from the staff (the “Staff”) of the Securities and Exchange Commission (the “Commission”) regarding the above-referenced Form F-1. On behalf of the Company, we hereby provide the responses set forth below to the comments in the Comment Letter.

We also hereby submit for filing a Registration Statement on Form F-1/A (the “Form F-1/A”), relating to a prospective rights offering by the Company.

To assist the Staff review, we have included the text of the Staff’s comments below in bold type.

Financial Statements, page F-1

1.	Please revise to provide updated audited financial statements. Refer to Item 4(a) of Form F-1 and Part I, Item 8.A.4 of Form 20-F.

Updated audited financial statements are provided with this Form F-1/A.

Exhibits

2.	We note that Section 7.6 of the Deposit Agreement and Section 23 of Exhibit A includes a waiver of jury trial provision with respect to any suit, action or proceeding against the company and/or the depositary directly or indirectly. Please revise the Deposit Agreement to state that, by agreeing to the provision, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

In response to the Staff’s comment, we have added to the prospectus under “Description of American Depositary Shares—Jury Trial Waiver” disclosure to the effect that investors will not, by agreeing to the terms of the deposit agreement, be deemed to have waived the Company’s or the Depositary’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. We believe this disclosure is a correct statement of U.S. federal law, regardless of what the deposit agreement may say. We understand that the Staff’s request that the Company and Depositary amend the deposit agreement in this regard remains under discussion between the Staff and Emmet, Marvin & Martin, LLP, counsel for the Depositary.

Sincerely,

Pearl Cohen Zedek Latzer Baratz

May 6, 2019